Filed pursuant to Rule 424(b)(7)
Registration No. 333-167337

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.00001 per share	12,933,265	$19.43	$251,293,338.95	$17,917.22

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall include any additional shares of common stock that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of CoreLogic’s outstanding shares of common stock.
(2)	The maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low price as reported on the New York Stock Exchange on June 2, 2010, which was $19.43.

Prospectus supplement

(To prospectus dated June 4, 2010)

12,933,265 Shares

CoreLogic, Inc.

Common Stock

This prospectus supplement relates to up to 12,933,265 shares of our common stock that may be sold by the selling stockholders identified in this prospectus supplement from time to time at prices determined by the selling stockholders at the time of sale. We will not receive any portion of the proceeds of the sale of the shares of our common stock contemplated hereby.

The shares of common stock covered by this prospectus supplement were issued on May 26, 2010 to the selling stockholders in a private transaction. The selling stockholders identified in this prospectus supplement or its successors, including their transferees, pledgees or donees or their successors, may offer the shares of our common stock from time to time through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders, subject to certain restrictions. We will not receive any proceeds from the sale of these shares of our common stock. Please see “Plan of Distribution,” “Use of Proceeds” and “Selling Stockholders.”

Our common stock is approved for listing on the New York Stock Exchange under the symbol “CLGX.”

We have agreed to pay certain expenses incurred in connection with the registration of the shares of our common stock offered herein, including among other things, certain registration and filing fees, fees and expenses of compliance with securities or blue sky laws, fees and expenses incurred in connection with the listing of the shares of our common stock on the New York Stock Exchange and any printing and distribution expenses.

Investing in our common stock involves risk. Before buying any shares of our common stock, you should read this prospectus supplement, the related prospectus and all information incorporated by reference herein and the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-4 of this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operation, and prospects may have changed since those dates.

We refer in this prospectus supplement to the shares of our common stock to which this prospectus supplement relates as the “resale shares.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of resale shares. The second part is the accompanying prospectus, which contains more general information, some of which may not apply to this offering of resale shares. You should read both this prospectus supplement and the accompanying prospectus, together with the documents identified under “Where You Can Find More Information” in the accompanying prospectus and “Incorporation of Certain Documents by Reference” in this prospectus supplement. This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

You should rely only on information provided in the registration statement, this prospectus supplement, the accompanying prospectus and the information incorporated by reference therein. We have not authorized any person to disseminate any information or to make any representations or to provide you with any information that differs from the foregoing, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy securities in any circumstances in which such offer or solicitation is unlawful. The information contained in this prospectus supplement or incorporated by reference may only be accurate as of the date of the release of such information. Our affairs or business may have changed since the date of release of such information.

Unless the context requires otherwise, references made herein to the “company” or “CoreLogic” refer only to CoreLogic, Inc., a Delaware corporation, and not its subsidiaries, references to “us,” “we” or “our” refer to CoreLogic, Inc. and its subsidiaries, as successor to The First American Corporation, and references to the “SEC” refer to the Securities and Exchange Commission.

As used in this prospectus supplement, the term “certificate of incorporation” refers to our amended and restated certificate of incorporation as currently in effect. As used in this prospectus supplement, the term “bylaws” refers to our amended and restated bylaws as currently in effect.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” and other similar words and phrases. In particular, these may include statements relating to our future financial performance, business strategy, projected plans and objectives. These forward-looking statements are based on our management’s estimates and assumptions and take into account only the information available at the time the forward-looking statements are made.

Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include:

•	limitations on access to public records and other data;

•	compromises in the security of our data transmissions, including the transmission of confidential information or systems interruptions;

•	difficult conditions in the mortgage and consumer credit industry, the state of the securitization market, increased unemployment and the economy generally;

•	changes in applicable government regulations, including with respect to the use of public records and consumer data;

•	our ability to bring new products to market and to protect proprietary technology rights;

•	consolidation among our significant customers and competitors;

•	impairments in our goodwill or other intangible assets; and

•	other factors described in the periodic reports we file with the SEC.

When considering these forward-looking statements, you should keep in mind these risks, uncertainties, and other cautionary statements made in this prospectus supplement and the accompanying prospectus. Forward-looking statements speak only as of the date that they are made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. See the factors set forth under the caption “Risk Factors” below and in any other documents incorporated or deemed to be incorporated by reference herein for additional information that you should consider carefully in evaluating these forward-looking statements.

THE OFFERING

You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should pay special attention to “Risk Factors” in this prospectus supplement and the factors set forth under the caption “Risk Factors” in the periodic reports we file with the SEC, which are incorporated by reference herein, to determine whether an investment in our common stock is appropriate for you.

* * * * *

Shares of our common stock offered by the selling stockholders	12,933,265 shares of common stock, par value $0.00001 per share.

Use of proceeds after expenses	We will not receive any proceeds from the sale of the resale shares.

New York Stock Exchange symbol	CLGX

The resale shares to which this prospectus supplement relates may be sold by the selling stockholders from time to time at prices determined by the selling stockholders at the time of sale. The shares of our common stock covered by this prospectus supplement were issued on May 26, 2010 to the selling stockholders in a private transaction. See “Selling Stockholders.”

Additional information about us and our subsidiaries can be found in our documents filed with the SEC, which are incorporated by reference herein. See “Where You Can Find More Information” in the accompanying prospectus and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

We are a Delaware corporation with executive offices at 4 First American Way, Santa Ana, California 92707. Our telephone number is (714) 250-6400.

Our website is located at http://www.corelogic.com. We do not incorporate the information on our website into, and you should not consider it to be a part of, this prospectus supplement or the accompanying prospectus.

RISK FACTORS

Investing in our common stock involves risks, including the risks described below that are specific to the shares of our common stock and those that could affect us and our business. You should not purchase our common stock unless you understand these investment risks. Please be aware that other risks may prove to be important in the future. New risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. Before purchasing any shares of our common stock, you should consider carefully the risks and other information in this prospectus supplement and the accompanying prospectus and carefully read the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including those set forth under the caption “Risk Factors” in the periodic reports we file with the SEC.

Risks Relating to the Offering

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell common stock owned by you at times or at prices you find attractive.

The trading price of shares of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control. In addition, the stock market is subject to fluctuations in the stock prices and trading volumes that affect the market prices of the stock of many companies. These broad market fluctuations have adversely affected and may continue to adversely affect the market price of shares of our common stock. Among the factors that could affect our stock price are:

•	actual or anticipated quarterly fluctuations in our operating results and financial condition;

•

changes in revenue or earnings estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to shares of our common stock or those of other companies in our industry;

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community generally or relating to our reputation or that of our industry;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	actions by institutional stockholders;

•	fluctuations in the stock price and operating results of our competitors;

•	future sales of our equity or equity-related securities;

•	changes in the frequency or amount of dividends or stock repurchases;

•	proposed or adopted regulatory changes or developments;

•	anticipated or pending investigations, proceedings, or litigation that involve or affect us;

•	domestic and international economic factors unrelated to our performance; or

•	general market conditions and, in particular, developments related to market conditions for our industry.

A significant decline in our stock price could result in substantial losses for individual stockholders and could lead to costly and disruptive securities litigation.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional shares of our common stock. The issuance of any additional shares of our common or preferred stock could be substantially dilutive to holders of shares of our common stock. Holders of our shares of our common stock have no preemptive rights that entitle holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our stockholders. The market price of shares of our common stock could decline as a result of sales of shares of our common stock made after this offering or the perception that such sales could occur.

You may not receive dividends on the common stock.

Holders of shares of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Although we have historically declared cash dividends on shares of our common stock, we are not required to do so and do not expect to declare a common stock dividend in the future. This could adversely affect the market price of shares of our common stock.

We are a holding company and depend on our subsidiaries for dividends, distributions and other payments.

We are a holding company whose primary assets are the securities of its operating subsidiaries. Our ability to pay dividends is dependent on the ability of our subsidiaries to pay dividends or repay funds to us. If our operating subsidiaries are not able to pay dividends or repay funds to us, we may not be able to declare and pay dividends to you.

The common stock is equity and is subordinate to our existing and future indebtedness and our preferred stock.

The shares of our common stock are equity interests in CoreLogic and do not constitute indebtedness. As such, the shares of our common stock will rank junior to all indebtedness and other non-equity claims on CoreLogic with respect to assets available to satisfy claims on CoreLogic, including in a liquidation of CoreLogic. Additionally, holders of shares of our common stock are subject to the prior dividend and liquidation rights of any holders of our shares of our preferred stock then outstanding.

USE OF PROCEEDS

All of the shares of our common stock being offered pursuant to this prospectus supplement are being sold by the selling stockholders or their pledgees, donees, transferees or other successors-in-interest. Accordingly, we will not receive any proceeds from the sale of the resale shares. See “Selling Stockholders.”

SELLING STOCKHOLDERS

On May 26, 2010, we issued to the selling stockholders, First American Financial Corporation (which we refer to as FAFC) and its wholly-owned subsidiary, First American Title Insurance Company (which we refer to as FATICO), an aggregate of 12,933,265 shares of our common stock, all of which are registered for resale pursuant to this prospectus supplement. We will not receive any of the proceeds from the sale of the resale shares offered by this prospectus supplement. We do not know when or in what amount the selling stockholders may offer the resale shares for sale. FAFC has agreed that it will, and will cause FATICO to, dispose of the resale shares before June 1, 2015; however, the selling stockholders may also elect not to sell any or all of the resale shares in this offering. Because the selling stockholders may offer all or some of the resale shares pursuant to this offering, and because we currently have no agreements, arrangements or understandings with respect to the timing of the sale of any of the resale shares that we cannot estimate the number of shares of our common stock that will be held by the selling stockholders after completion of the offering of the resale shares. However, for purposes of the table below, we have assumed that, after completion of the offering of the resale shares, none of the resale shares will be held by the selling stockholders. Except as otherwise indicated, the number of shares of our common stock beneficially owned is determined under rules promulgated by the SEC, and the information may not represent beneficial ownership for any other purpose.

The following table reflects the number of shares of our common stock beneficially owned by the selling stockholders as of June 4, 2010, and the number of resale shares that the selling stockholders may offer from time to time pursuant to this prospectus supplement.

Selling Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to this Offering	Number of Shares of Common Stock That May be Sold	Shares of Common Stock Beneficially Owned After Completion of this Offering	Percentage of Class Outstanding After Completion of this Offering
First American Financial Corporation	5,173,306	5,173,306	0	0
First American Title Insurance Company	7,759,959	7,759,959	0	0

Each of the selling stockholders has represented to us that the shares of our common stock listed opposite such selling stockholder’s name under the heading “Number of Shares of Common Stock That May be Sold” were acquired for investment for its own account, not as nominee or agent, for investment purposes only, and not with a view to the resale or distribution of any part thereof except pursuant to an effective registration statement or an exemption from registration. In recognition of the fact that the selling stockholders may wish to be legally permitted to sell the shares of our common stock in the future, we agreed to file with the SEC under the Securities Act this prospectus supplement with respect to the resale of the shares of our common stock from time to time, and have agreed to prepare and file such prospectus supplements as may be necessary until the earliest of (i) the date when all of the shares of our common stock offered by the selling stockholders hereby have been sold pursuant to a registration statement under the Securities Act, (ii) the date when all of the shares of our common stock offered by the selling stockholders have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) the date when all of the shares of our common stock offered by the selling stockholders hereby may be resold to the public without volume or method of sale restrictions pursuant to Rule 144(d) (or any successor provision) under the Securities Act.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees or other successors-in-interest may, from time to time, sell any or all of the shares of our common stock beneficially owned by them and offered hereby directly or through one or more broker-dealers or agents. The selling stockholders will be responsible for commissions charged by such broker-dealers or agents. The shares of our common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares of our common stock:

•	on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through the settlement of short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares of our common stock at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may be deemed to be a statutory underwriters under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the shares of our common stock hereunder may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the shares of our common stock as principal may be deemed to be underwriting discounts and commissions under the Securities Act. The selling stockholders have acknowledged that they understand their obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from the selling stockholders in amounts to be negotiated by the selling stockholders. The selling stockholders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares of our common stock in the course of hedging the positions they assume with the selling stockholders (including in connection with the distribution of the shares of our common stock by such broker-dealers). The selling stockholders may also engage in short sales of the shares of our common stock and may enter into option or other transactions with broker-dealers that involve the delivery of the shares of our common stock to the broker-dealers, who may then resell or otherwise transfer such shares of our common stock.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of our common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

Each selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of our common stock that it owns and, if it defaults in the performance of secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus supplement, or under an amendment to this prospectus supplement under Rule 424(b) or other applicable regulation promulgated under the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgees, donees, transferees or other successors-in-interest as selling stockholders under this prospectus supplement.

The selling stockholders also may transfer the shares of our common stock in other circumstances, in which case the pledgees, donees, transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus supplement. In addition, the selling stockholders may also sell shares of our common stock in accordance with Rule 144 under the Securities Act, if Rule 144 is then available.

There can be no assurance that the selling stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Once sold under this prospectus supplement, the shares of our common stock will be freely tradeable in the hands of persons other than our affiliates.

We will pay all of the expenses incident to the filing of this registration statement, estimated to be $250,000. These expenses include legal and accounting fees in connection with the preparation of the registration statement of which this prospectus supplement is a part, legal and other fees in connection with the qualification of the sale of the shares of our common stock under the laws of certain states (if any), registration and filing fees and other expenses. We have agreed to keep the registration of the shares of our common stock offered hereby effective until the earliest of the date when all of the shares of our common stock offered by the selling stockholders hereby have been sold pursuant to an effective registration statement, the date when all of the shares of our common stock offered by the selling stockholders hereby have been sold to the public pursuant to Rule 144 under the Securities Act and the date when all of the shares of our common stock offered by the selling stockholders hereby may be resold to the public without volume or sale restrictions pursuant to Rule 144(d) under the Securities Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement relates to a registration statement on Form S-3 that we filed with the SEC to register the shares of our common stock that may be sold in this offering. This prospectus supplement and the accompanying prospectus do not include all of the information contained in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. For further information about us and the shares of our common stock offered in this prospectus supplement, you should review the registration statement and the information incorporated by reference therein. You can inspect or copy the registration statement or any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. The SEC may charge a fee for making copies. You may call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room, and on the availability of other Public Reference Rooms.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement. Information that we file in the future with the SEC automatically will update and supersede, as appropriate, the information contained in this prospectus supplement and in the documents previously filed with the SEC and incorporated by reference into this prospectus supplement. We incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 1, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 3, 2010;

•	our Current Reports on Form 8-K, filed on January 6, 2010, January 15, 2010, April 2, 2010, April 16, 2010, May 20, 2010, June 1, 2010 and June 4, 2010;

•

the description of our common stock, $0.00001 par value, contained in our Current Report on Form 8-K filed on June 1, 2010, and any amendments or reports filed for the purpose of updating that description;

•	and our Current Report on Form 8-K12B filed on June 1, 2010, which registers the shares under Section 12(b) of the Exchange Act.

We also incorporate into this prospectus supplement all of our filings with the SEC made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that we file after the filing of this prospectus supplement but prior to the termination of any offering of shares of our common stock made by this prospectus supplement. Information in this prospectus supplement incorporated by reference is only current as of the date it is made. Information in documents that we subsequently file with the SEC will automatically update and supersede any previously disclosed information. However, any documents or portions thereof or any exhibits thereto that we furnish to, but do not file with the SEC shall not be incorporated or deemed to be incorporated by reference into this prospectus supplement.

We will furnish to you without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus supplement, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests should be addressed to:

CoreLogic, Inc.

Stergios Theologides

4 First American Way

Santa Ana, California 92707

(714) 250-6400

You should read the information in this prospectus supplement together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

VALIDITY OF THE SECURITIES

The validity of the shares of our common stock will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

EXPERTS

The consolidated financial statements and financial statement schedules incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

CORELOGIC, INC.

COMMON STOCK, $0.00001 PAR VALUE, PER SHARE

We or the selling stockholders identified in a prospectus supplement may offer and sell, from time to time shares of our common stock in amounts, at prices and on terms that will be determined at the time of any such offering.

Each time any shares of our common stock are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell shares of our common stock without a prospectus supplement describing the method and terms of the offering.

The selling stockholders may offer and sell shares of our common stock in a number of different ways and at varying prices from time to time after the effective date of the registration statement of which this prospectus is a part. The prices at which the selling stockholders may sell shares of our common stock will be determined by the prevailing market price for the shares or in negotiated transactions. We and the selling stockholders will provide the specific terms of any offering of shares of our common stock in supplements to this prospectus.

Our common shares are listed on the New York Stock Exchange under the symbol “CLGX.”

Investing in our common shares involves risks. You should read carefully and consider the risk factors described in any accompanying prospectus supplement and in the documents we incorporate by reference before you invest in our common shares.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated June 4, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read the entire registration statement and this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on information provided in the registration statement, this prospectus and the information incorporated by reference. We have not authorized any person to disseminate any information or to make any representations or to provide you with any information that differs from the foregoing, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any circumstances in which such offer or solicitation is unlawful. The information contained in this prospectus or incorporated by reference may only be accurate as of the date of the release of such information. Our affairs or business may have changed since the date of release of such information.

Unless the context requires otherwise, references made herein to the “company” or “CoreLogic” refer only to CoreLogic, Inc., a Delaware corporation, and not its subsidiaries, references to “us,” “we” or “our” refer to CoreLogic, Inc. and its subsidiaries, as successor to The First American Corporation, and references to the “SEC” refer to the Securities and Exchange Commission.

As used in this prospectus, the term “certificate of incorporation” refers to our amended and restated certificate of incorporation as currently in effect. As used in this prospectus, the term “bylaws” refers to our bylaws as currently in effect.

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” and other similar words and phrases. In particular, these may include statements relating to our future financial performance, business strategy, projected plans and objectives. These forward-looking statements are based on our management’s estimates and assumptions and take into account only the information available at the time the forward-looking statements are made.

Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include:

•	limitations on access to public records and other data;

•	compromises in the security of our data transmissions, including the transmission of confidential information or systems interruptions;

•	difficult conditions in the mortgage and consumer credit industry, the state of the securitization market, increased unemployment and the economy generally;

•	changes in applicable government regulations, including with respect to the use of public records and consumer data;

•	our ability to bring new products to market and to protect proprietary technology rights;

•	consolidation among our significant customers and competitors;

•	impairments in our goodwill or other intangible assets; and

•	other factors described in the periodic reports we file with the SEC.

RISK FACTORS

Investing in our common stock involves risk. Please see the risk factors set forth in our Current Report on Form 8-K filed on June 1, 2010 and Part I, Item 1A of our most recent Annual Report on Form 10-K, as updated by the risk factors set forth in Part II, Item 1A of our Quarterly Reports, if any, filed subsequent to the date of our most recent Annual Report on Form 10-K, which are incorporated by reference in this prospectus. You should carefully consider these risk factors, as well as the other information contained elsewhere in this prospectus and the information incorporated by reference before making an investment decision. We face risks other than those described in the aforementioned reports, including those that are unknown to us and others of which we may be aware but, at present, consider immaterial. Because of those risk factors, as well as other variables affecting our operating results, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. The SEC may charge a fee for making copies. You may call the SEC at 1-800-SEC-0330 for more information on the operation of the Public Reference Room, and on the availability of other Public Reference Rooms. Our filings with the SEC are also available to the public on the Internet through the SEC’s EDGAR database. You may access the EDGAR database at the SEC’s web site at www.sec.gov.

We also post our SEC filings on our website at www.corelogic.com. Information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

It is important for you to analyze the information in this prospectus, the registration statement and the exhibits to the registration statement, and additional information described under the heading “Incorporation of Certain Documents by Reference” below before you make your investment decision.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Information that we file in the future with the SEC automatically will update and supersede, as appropriate, the information contained in this prospectus and in the documents previously filed with the SEC and incorporated by reference into this prospectus. We incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 1, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 3, 2010;

•	our Current Reports on Form 8-K, filed on January 6, 2010, January 15, 2010, April 2, 2010, April 16, 2010, May 20, 2010, June 1, 2010 and June 4, 2010;

•

the description of shares of our common stock, $0.00001 par value, per share, contained in our Current Report on Form 8-K filed on June 1, 2010 and any amendments or reports filed for the purpose of updating that description; and

•	our Current Report on Form 8-K12B, filed on June 1, 2010, which registers the shares of our common stock under Section 12(b) of the Exchange Act.

We also incorporate into this prospectus all of our filings made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act that we file after the filing of this prospectus but prior to the termination of any offering of shares of our common stock made by this prospectus. Information in this prospectus and incorporated by reference is only current as of the date it is made. Information in documents that we subsequently file with the SEC will automatically update and supersede any previously disclosed information. However, any documents or portions thereof or any exhibits thereto that we furnish to, but do not file with the SEC shall not be incorporated or deemed to be incorporated by reference into this prospectus.

We will furnish to you without charge, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, except for exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents. Requests should be addressed to:

CoreLogic, Inc.

Stergios Theologides

4 First American Way

Santa Ana, California 92707

(714) 250-6400

You should read the information in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC.

OUR COMPANY

This registration statement is being filed by CoreLogic, Inc., a Delaware corporation, as successor to The First American Corporation, a California corporation. In May 2010, the shareholders of The First American Corporation approved our reincorporation from California to Delaware pursuant to an agreement and plan of merger. In accordance with the agreement and plan of merger, The First American Corporation merged with and into CoreLogic, with CoreLogic continuing as the surviving corporation. All of the previously outstanding common shares of The First American Corporation were cancelled and each holder of such cancelled common shares received one share of the common stock, par value $0.00001 per share, of CoreLogic. CoreLogic’s shares of common stock have been approved for listing on The New York Stock Exchange under the symbol “CLGX”.

We are a Delaware corporation with executive offices located at 4 First American Way, Santa Ana, California 92707. Our telephone number is (714) 250-6400.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of shares of our common stock to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of indebtedness, acquisitions, additions to working capital, repurchases of shares of our common stock, capital expenditures and investments in our subsidiaries. We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material provisions of our capital stock, as well as other material terms of our current certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

As of the date of this prospectus, our authorized capital consists of 180,000,000 shares of our common stock, of which 116,939,278 are outstanding, and 500,000 shares of our preferred stock, of which none were outstanding, each class of shares having a $0.00001 par value. Each share of our common stock has the same relative rights and is identical in all respects with every other share of our common stock.

Common and Preferred Stock

Voting rights. Each stockholder is entitled to one vote for each share of our common stock. Stockholders are entitled to vote on all matters requiring stockholder approval under Delaware law and our amended and restated certificate of incorporation and bylaws, including the election of members of the board of directors. At each annual meeting of our stockholders, the entire board of directors is put up for election by the stockholders. The Delaware General Corporation Law (“DGCL”) provides that stockholders are denied the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not expressly address cumulative voting.

Dividend Rights. We pay dividends out of statutory surplus or from net profits if, as and when declared by our board of directors. If we issue shares of our preferred stock, the holders of the shares of our preferred stock may have a priority over the holders of the shares of our common stock with respect to dividends.

Liquidation Rights. If we are liquidated or dissolved, stockholders of common stock are entitled to receive all of our assets that remain after our debts and liabilities are paid. If we issue shares of our preferred stock, the holders of shares of our preferred stock may have a priority over the holders of shares of our common stock in the event of our liquidation or dissolution. As of the date of this prospectus, we have not issued any shares of our preferred stock.

Preemptive rights; redemption; nonassessability. Shares of our common stock have no preemptive rights. This means that our stockholders do not have a right to buy their proportional shares of any additional shares of our common stock we issue. There are no provisions for redemption, conversion rights, sinking funds, or liability for further calls or assessments on shares of our common stock. This means that we cannot ask you for more money for your shares of our common stock, we cannot force you to sell your shares of our common stock back to us (absent a separate agreement to do so) and your shares of our common stock cannot be exchanged for a different security. It also means that we do not set aside any money to buy your shares of our common stock from you.

Amendments to amended and restated certificate of incorporation or bylaws. Our board of directors has the power to adopt, amend or repeal our bylaws, except for the provision requiring directors to be elected by a majority of the votes cast at the annual meeting. The stockholders also may amend our bylaws, but the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding stock entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to amend or repeal, or adopt any provision inconsistent with, any provision of the bylaws.

Limitations on Liability and Indemnification of Officers and Directors. The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breaches of fiduciary duty as a director.

Our bylaws provide for the indemnification by us of any person serving as a director, officer, employee or other agent to the fullest extent permissible under the DGCL. In addition, we have purchased a directors’ and officers’ insurance policy covering our officers and directors for liabilities that they may incur as a result of any action, or failure to act, in their capacity as officers and directors. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

Authorized but Unissued Stock. Our authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without the approval of holders of common stock. We may use these additional shares of our common stock and our preferred stock for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions and employee benefit plans.

Anti-takeover provisions could adversely affect our stockholders.

Our amended and restated certificate of incorporation authorizes the issuance of “blank check” shares of our preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board is empowered, without further stockholder action, to issue shares or series of our preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights, including the ability to receive dividends, of our common stockholders. The issuance of such shares of our preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control.

Transfer Agent and Registrar

Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., serves as our stock transfer agent and registrar for shares of our common stock.

Listing

Shares of our common stock have been approved for listing on the New York Stock Exchange under the symbol “CLGX.”

SELLING STOCKHOLDERS

The shares of our common stock included in the registration statement of which this prospectus forms a part may be offered and sold by any selling stockholders to be named in a prospectus supplement. We have registered these shares of our common stock to permit selling stockholders to resell their shares of our common stock when they deem appropriate. A selling stockholder may resell all, a portion or none of such stockholder’s shares of our common stock at any time and from time to time, so long as a prospectus supplement is available. Selling stockholders also may sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the selling stockholders may offer shares of our common stock for sale under this prospectus and any prospectus supplement. We will not receive any proceeds from any sale of shares of our common stock by a selling stockholder under this prospectus and any prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of our common stock owned by the selling stockholders, other than underwriting fees, discounts or commissions, which will be borne by the selling stockholders. We will provide you with a prospectus supplement naming the selling stockholders, the amount of shares of our common stock to be registered and sold and any other terms of the shares of our common stock being sold by each selling stockholder.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

VALIDITY OF THE SECURITIES

The validity of the shares of our common stock to be sold hereunder will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

EXPERTS

The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

12,933,265 Shares

Common Stock

June 4, 2010